LEASE

between

THE EQUITABLE
 LIFE ASSURANCE SOCIETY OF THE UNITED STATES NY, NY

Landlord

and

Tenant   FINGERHUT FINANCIAL SERVICES
         CORPORATION, a Minnesota corporation

Dated:   Aug 11, 1995

Premises:  Interchange Tower
           Suite 1800
           17,859 rentable square feet

Property No.  IRE-1310

                                LEASE

LANDLORD: THE EQUITABLE LIFE ASSURANCE
          SOCIETY OF THE UNITED STATES

TENANT:   FINGERHUT FINANCIAL SERVICES CORPORATION

DATE:     _______________, 1995

                         CONTENTS

1.   Premises and Term                                         1
2.   Rent                                                      1
3.   Adjustments                                               1
4.   Use                                                       3
5.   Services                                                  4
6.   Possession                                                5
7.   Condition of Premises                                     6
8.   Repairs                                                   6
9.   Alterations                                               6
10.  Damage or Destruction                                     8
11.  Insurance                                                 9
12.  Condemnation                                              10
13.  Waiver of Claims and Indemnity                            11
14.  Waivers                                                   11
15.  Defaults and Remedies                                     12
16.  Surrender of Possession                                   13
17.  Holding Over                                              14
18.  Costs, Expenses and Attorneys' Fees                       14
19.  Compliance with Laws                                      14
20.  Rights Reserved By Landlord                               14
21.  Estoppel Certificates                                     15
22.  Rules and Regulations                                     16
23.  Relocation                                                16
24.  Assignment and Subletting                                 16
25.  Notice                                                    18
26.  Conveyance by Landlord                                    19
27.  Subordination                                             19
28.  Brokers                                                   20
29.  Security Deposit                                          20
30.  Miscellaneous                                             20
31.  Exculpation                                               21
32   Common Areas                                              22

     Rider to Lease Agreement
     Exhibit A  Premises
     Exhibit B  Description of Land
     Exhibit C  Rules and Regulations
     Exhibit D  Approved Plans
     Exhibit E  Janitorial Specifications

                                  LEASE

This Lease is made and entered into as of ________, 19__, between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Landlord"), and FINGERHUT FINANCIAL SERVICES CORPORATION, a Minnesota corporation ("Tenant").

1. PREMISES AND TERM.

Landlord leases to Tenant, and Tenant leases from Landlord the space known as Suite 1800 and shown hatched on the drawing attached to this Lease as Exhibit A (the "Premises"), consisting of approximately 17,859 rentable square feet and located on the 18th floor(s) in the building known as Interchange Tower, located at 600 South Highway 169, St. Louis Park, Minnesota 55426 (the "Building"), which is one of the two buildings (together referred to as "Tower/South") located on the land in Hennepin County, Minnesota legally described on the attached Exhibit B (the "Land"), for a term commencing on September 1, 1995 and ending on November 30, 2000 (the "Term"), unless sooner terminated as provided in this Lease, subject to all of the terms, covenants and agreements contained in this Lease.

2. RENT.

Tenant shall pay to Landlord at COMPASS Management and Leasing, Interchange Tower, 600 South Highway 169, Suite 1585, St. Louis Park, MN 55426, or at such other place as Landlord may from time to time designate, annual base rent (the "Base Rent") of SEE RIDER in equal monthly installments of SEE RIDER each in advance on the first day of each calendar month during the Term. If the Term commences on a day other than the first day of a month, or ends on a day other than the last day of a month, then the Base Rent for such fractional month will be prorated on the basis of 1/365th of the annual Base Rent for each day of the fractional month. Base Rent shall be payable without any prior demand and without any deductions or setoffs, except as specifically provided herein.

3. ADJUSTMENTS.

The Base Rent of SEE RIDER per rentable square foot includes Landlord's estimate of the 1995 ("Base Year") Taxes (as hereinafter defined) in the amount of $2.74 per rentable square foot ("Base Year Taxes") and Operating Expenses (as hereinafter defined) in the amount of $5.58 per rentable square foot ("Base Year Operating Expenses").

Tenant shall pay to Landlord as additional rent per rentable square foot in the Premises the amount by which all taxes and assessments assessed, levied or imposed on, or allocated to, the Land and Tower/South, including interest on deferred assessments, and all attorneys' fees, witness fees, court costs and other expenses of Landlord in contesting such taxes and assessments (all of which are herein referred to as "Taxes") per rentable square foot exceed the Base Year Taxes.

Tenant shall pay to Landlord as additional rent per rentable square foot in the Premises the amount by which the Operating Expenses for each calendar year of the Term per rentable square foot exceed the Base Year Operating Expenses.

Operating Expenses shall mean all costs, charges and expenses incurred by Landlord, and not paid directly or separately by Tenant, in connection with ownership, operation, security, maintenance and repair of the Land, Tower/South, other improvements on the Land, appurtenances to the Tower/South, parking driveways, landscaping, lighting, sidewalks, and common or public areas, including but not limited to real estate taxes and insurance on common areas, interior and exterior maintenance, insurance, utilities, fees or expenses for management by Landlord or any other party, and amortization of capital expenditures made to reduce Operating Expenses or to comply with the requirements of any federal, state or local law or regulation, or for repairs to Tower/South or purchase of equipment, except amortization of capital improvements to the Premises made by Landlord pursuant to clause (i) of paragraph 2 of Rider to Lease Agreement attached hereto (the "Rider").

Operating Expenses shall not include direct out-of-pocket costs of the following:

    a. Expenses incurred in connection with work performed for other tenant space or the enforcement and negotiation of leases;

    b. Debt service or financing costs for the Premises;

    c. Expenses relating to the Premises for which Landlord obtains reimbursement through warranty or insurance;

    d. Duplication of any charges;

    e. Costs of remediating any Hazardous Materials (as defined in Section 4 below) placed in the Premises by Landlord which are classified as Hazardous Materials on the date of their introduction into the Premises;

    f. Acquisition costs of land or buildings in the Premises or depreciation of any building in the Premises;

    g. Costs classified as capital improvements or repairs under generally accepted accounting principles except to the extent specifically included above;

    h. Landlord's executive salaries above the level of property manager; and

    i. Management fees in excess of the prevailing market rate for management fees in similar office buildings in the Minneapolis western suburban areas as reasonably determined by Landlord.

If during any calendar year of the Term, less than 95% of the Building's rentable area is occupied by tenants, the variable Operating Expenses for that year will be equitably adjusted to reflect Operating Expenses as though Tower/South had been 95% occupied throughout the year. In no event shall Landlord collect from tenants more than 100% of the Operating Expenses actually incurred with respect to any year.

To provide for current payments for Taxes and Operating Expenses during the Term, Tenant shall pay monthly, as additional rent together with the Base Rent, Landlord's estimated from time to time of the Taxes and Operating Expenses per rentable square feet in the Premises for each calendar year in excess of the respective Base Year Taxes and Base Year

Operating Expenses. Landlord will keep books and records showing the Operating Expenses, and will deliver to Tenant within 180 days after the close of each calendar year (including the calendar year in which this Lease terminates), a statement setting forth the actual Taxes and Operating Expenses for the year, the estimated amounts paid by Tenant and the amount owed by Tenant or to be credited to Tenant, as the case may be. Within 10 days after receipt of the statement Tenant shall pay to Landlord the amount of any underpayment, or Landlord shall credit Tenant for the amount of any overpayment. No decrease in Taxes and/or Operating Expenses shall reduce the amount of Base Rent, and no increase or decrease shall change the amounts of the Base Year Taxes and Base Year Operating Expenses set forth in the first paragraph of this Section. Operating Expenses and Taxes shall at all times be computed separately.

The obligation of Tenant for payment of Base Rent and rent adjustments shall survive the expiration or termination of this Lease. If Tenant does not give Landlord written notice within one year after receiving Landlord's statement that Tenant disagrees with the statement and specifying the amounts in dispute, Tenant will be deemed to have waived the right to contest the statement. Tenant will file no petition in Tax Court regarding the Taxes without Landlord's prior written consent. The portion of Taxes and Operating Expenses to be paid by Tenant for the years in which the Term begins and ends will be prorated by multiplying the actual portion of Taxes and Operating Expenses to be paid by Tenant, with respect to the applicable full calendar year, by a fraction, the numerator of which is the number of days of that year in the Term and the denominator of which is 365.

Although Landlord treats Tower/South as one building for purposes of computing and allocating Operating Expenses and Taxes, Landlord shall have the right, after at least 30 days prior written notice to Tenant, to compute Operating Expenses and Taxes with respect to only the building in which Tenant is located and to separately allocate the Operating Expenses and Taxes for the Tower Building and the South Building and those portions of the Land on which each is located, as described in Exhibit B.

4.  USE.

Tenant shall use and occupy the Premises for general office purposes and for incidental purposes related thereto and for no other purpose. Tenant shall not use or permit upon the Premises anything that will invalidate or increase the cost of any policies of insurance now or hereafter carried on the Premises or the Building. Tenant will pay all extra insurance premiums which may be caused by the use which Tenant shall make of the Premises. Tenant will not use or permit upon the Premises anything that may be dangerous to life or limb. Tenant will not in any manner deface or injure the Building or any part thereof or overload the floors of the Premises. Tenant will not do anything or permit anything to be done upon the Premises in any way tending to create a nuisance, or tending to disturb any other tenant in the Building or the occupants of neighboring property or tending to injure the reputation of the Building. Tenant will promptly and fully comply with all governmental, health and police requirements and regulations respecting the Premises. Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes. Tenant shall not conduct nor permit to be conducted on the Premises any business which is contrary to any local, state or federal laws, ordinances or regulations.

Tenant shall not use, handle, generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises, except for immaterial quantities of Hazardous Materials used in the ordinary and normal course of general office use so long as Tenant uses such materials in accordance with all rules, laws, regulations and statutes applicable thereto and no permit is required for such use. Tenant will indemnify, defend and save Landlord harmless from any actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup with respect to any breach by Tenant of the preceding sentence. Landlord will indemnify, defend and save Tenant harmless from any actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person including death, damage to or loss of use or value of real or personal property, and costs of investigation and clean up with respect to any Hazardous Materials placed in or under the Building or Land by Landlord to the extent that they are classified as Hazardous Materials on the date of their introduction into the Building or Land. The term "Hazardous Materials", when used herein, shall include, but shall not be limited to, any substances, materials or wastes to the extent quantities thereof are regulated by any local, state or federal governmental authority, because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Landlord's and Tenant's obligations and liabilities under this Section shall survive the expiration of the Term.

Tenant shall not at any time manufacture, sell, or give away, and shall not at any time permit the manufacture, sale, use or gift of, any spirituous, intoxicating or alcoholic liquors or controlled substances on the Premises, except that the foregoing shall not be deemed to prohibit the occasional use of alcoholic beverages for entertainment purposes, so long as Tenant has in full force and effect a policy of host liquor liability or dram-shop insurance in form and amounts at all times satisfactory to Landlord and has delivered to Landlord a certificate of insurance with respect thereto.

5.  SERVICES.

Landlord shall provide reasonable janitor service and elevator service for the Premises. Janitorial services shall be provided in accordance with the specifications attached hereto as Exhibit E or modifications thereof from time to time so long as consistent with the standards of a similar class office building. Landlord shall also provide heating, ventilating and air conditioning during the periods from 8:00 a.m. to 5:00 p.m. (Saturdays to 1:00 p.m.), Sundays and holidays excepted ("Normal Business Hours") to provide reasonably comfortable occupancy in accordance with the standards of similar office buildings in the Minneapolis western suburban area. Landlord shall provide electricity in reasonable amounts for ordinary office purposes. The cost of all such services will be a part of the Operating Expenses. Neither Landlord nor any agent or contractor of Landlord will be liable for any loss or damage resulting from any temporary interruption of these services due to repairs, alterations or improvements, or any variation, interruption or failure of these services due to governmental controls, unavailability of energy, or any other cause beyond Landlord's control. No such interruption or failure of these services will be deemed an eviction of Tenant or will relieve Tenant from any of its obligations under this Lease; provided, however, that in the event any failure or cessation of utilities renders the Premises unusable for the regular conduct of Tenant's business for more than 72 consecutive hours and Tenant in fact does not occupy and use the Premises for the regular conduct of Tenant's business during such period, then rent shall abate during the period following such 72 hour period until the Premises are again tenantable. Further, if any such failure or cessation renders the Premises untenantable and Tenant does in fact occupy the Premises during such period and the foregoing conditions continue for more than 120 consecutive days after notice from Tenant, Tenant may at its option terminate this Lease by notice to Landlord given prior to the earlier of (i) 10 days after the expiration of said 120 (or 210, as provided below) day period, and (ii) the restoration of said utilities; provided, however, that if any mortgagee with respect to the Building and/or Land gives notice during said 120 day period that it intends to use all reasonable efforts to cure the default, then Tenant's right to terminate shall be suspended for a reasonable time (not to exceed 210 days from said failure of utilities) so long as said mortgagee continues to use all reasonable efforts to cure the default. Notwithstanding the foregoing, Tenant's termination right hereunder shall not apply any failure or cessation of utilities occurring in connection with a casualty to or taking of the Premises, Building and/or Land. Except for payment of Tenant's Share of Operating Expenses, Tenant will not be required to pay for these services for ordinary office purposes, but Tenant will pay to Landlord any charges Landlord establishes for utilities or services provided outside Normal Business Hours at Tenant's request, or provided because of uses other than ordinary office uses. Whenever heat-generating machines or equipment installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises, or whenever the occupancy or electrical load exceeds usual and customary office standards, Landlord reserves the right to require Tenant to discontinue use of such heat-generating machines or equipment, or install supplementary air conditioning units in the Premises, the costs of installation, operation and maintenance of which shall be paid by Tenant. Tenant will cooperate with Landlord and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning of the ventilating and air conditioning systems. Tenant shall not waste or permit the waste of water.

All charges for any such services shall be deemed rent payable at the same time as the installment of rent with which they are billed, or, if billed separately, within 10 days after billing.

6.  POSSESSION.

If the premises are not completed and ready for occupancy on the first day of the Term, this Lease shall nevertheless continue in full force and effect, and no liability shall arise against Landlord out of any such delay beyond the abatement of rent until the Premises are ready for occupancy; provided, however, there shall be no abatement of rent if the space is not ready for occupancy because of failure to complete the installation of special equipment, fixtures or materials ordered by Tenant and not included in the Approved Plans, or due to Tenant's failure or inability to complete plans for any leasehold improvements in the Premises prior to a date agreed upon by Landlord and Tenant, or due to any act, failure to act, or fault of Tenant, its employees or agents. The Premises shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. The determination of Landlord's architect or interior space planner for the Building shall be conclusive as to whether the Premises are complete and ready for occupancy. Tenant agrees upon request of Landlord to promptly acknowledge in writing the date of substantial completion of the Premises. If Tenant shall enter into possession of all or any part of the Premises prior to the first day of the Term, all of the covenants and conditions of this Lease will apply as of the date of such possession and Tenant shall pay to Landlord as rent for the period prior to the first day of the Term of this Lease a proportionate amount of the rent set forth in Section 2.

7.  CONDITION OF PREMISES.

Tenant's occupancy of the Premises shall be deemed acceptance of the Premises, except as to latent defects (which exception shall be effective for one year) and so called "punchlist" items to be completed after occupancy. No promise of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, other than as may be contained herein or in any Exhibit to this Lease.

8.  REPAIRS.

Except as otherwise provided in Section 10 of this Lease, and subject to the provisions of Section 9 of this Lease, Tenant shall, at its sole cost and expense, keep the Premises in good order, repair and tenantable condition at all times during the Term. Tenant shall promptly arrange with Landlord at Tenant's sole cost and expense for the repair of all damages to the Premises and for the replacement or repair of all damaged or broken glass, fixtures and appurtenances, except for exterior window glass broken through no fault of Tenant or its employees, agents, invitees or guests. If Tenant does not promptly make such arrangements, Landlord may, upon ten (10) days notice to Tenant (except where Landlord in good faith determines that notice is not prudent, but need not, make such repairs and replacements and the costs paid or incurred by Landlord for such repairs and replacements (including Landlord's overhead and profit, and the cost of general conditions) shall be deemed additional rent due and payable within 10 days after receipt of a statement from Landlord. Landlord may enter the Premises at all reasonable times upon oral or written notice to Tenant (except where Landlord in good faith determines that notice is not prudent) to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, maintenance, repair, preservation or improvement of the Building, or as Landlord may be required or requested to do by governmental authorities. Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's use of the Premises. Such work and any resultant interruption of services and facilities shall not be deemed an eviction of Tenant, and the rent shall in no way abate, and Tenant shall not be entitled to any setoff or damages, except only as provided in
Section 5 above with respect to interruptions in utilities. Landlord, as an Operating Expense (except where specifically excluded under Section 3 above) shall keep in good order, repair and condition the elevators, roof, exterior walls, foundations, gutters, heating, cooling and air conditioning (except any such equipment exclusively serving the Premises), electrical lines and plumbing (except those installed by Tenant with Landlord's approval) and all common areas of the Building and the Land, including parking areas which shall be reasonably free of snow and debris. Notwithstanding the foregoing, Tenant shall pay all costs of such repair caused in any way by the negligence or intentional acts of Tenant, its contractors, agents, or employees.

9.  ALTERATIONS.

Tenant shall not make any alterations, improvements or additions
("Alterations") to the Premises without the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to any proposed alteration, improvement or addition where such alteration, improvement or addition will not affect any structural components of the Building or any Building systems. In requesting such consent and prior to commencing any such work, Tenant shall at its sole cost and expense:

     (a) Submit to Landlord for review plans and specifications showing such work in reasonable detail and pay to Landlord all costs incurred by Landlord in connection with such review.

     (b) Furnish Landlord with the names and addresses of all contractors and copies of all contracts.

     (c) If required by Landlord policy, use union labor for the work, excluding cabling work performed by Tenant's employees.

     (d) Provide Landlord with such security as Landlord reasonably may require to assure timely, lien free completion, as well as all necessary permits evidencing compliance with all applicable laws, ordinances and regulations.

     (e) Provide Landlord with certificates of insurance in forms and amounts reasonably satisfactory to Landlord naming Landlord as an additional insured when required by Landlord.

     (f) Comply with such other requests as Landlord may reasonably make in connection with such work.

Landlord may condition its consent on fulfillment of the foregoing requirements.

All such work shall, at Landlord's election, be subject to supervision by Landlord, in which case Tenant shall promptly pay to Landlord a supervision fee equal to 12% of the cost of the work. If Landlord elects to provide such supervision, there will not be a separate fee for reviewing plans and specifications under Section 9(a) above.

Tenant shall protect, defend, indemnify and hold Landlord, the Building and other tenants of the Building harmless from and against any liabilities which may arise out of or in connection with the Alterations conducted by or on behalf of Tenant.

Upon completing any Alterations, Tenant shall furnish Landlord with contractors' affidavits, sworn statements and full and final waivers of lien and receipted bills covering all labor and material expended and used. All Alterations shall comply with all insurance requirements and with all applicable laws, ordinances and regulations. All Alterations shall be completed in a good and workmanlike manner and only good grades of materials shall be used. Once commenced, Tenant shall pursue the construction of Alterations diligently to completion in accordance with all of the foregoing requirements and all applicable plans and specifications or shall promptly restore the Premises to its pre-Alteration condition.

All Alterations, whether temporary or permanent in character, including, without limitation, wall coverings, carpeting and other floor coverings, special lighting installations, built-in or attached shelving, cabinetry and mirrors, installed by Landlord or Tenant in the Premises shall become Landlord's property and shall remain in the Premises at the expiration or termination of this Lease without compensation to Tenant, except for Tenant's movable office furniture, trade fixtures and office equipment. Landlord shall have the right to require Tenant to remove Alterations at Tenant's sole cost and expense in accordance with the provisions of Section 16 of this Lease provided that Landlord specifically reserves such right when giving its consent with respect to the applicable Alteration.

Nothing contained in this Lease shall authorize or empower Tenant to do anything to encumber Landlord's title to the Building, Land or Premises, nor in any way subject Landlord's title to any claims of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant. If Tenant has not removed any such lien or encumbrance within 15 days after written notice to Tenant by Landlord, Landlord may, but shall not be obligated to, pay the amount necessary to remove the lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection therewith, shall be deemed additional rent due and payable within 10 days after receipt of a statement from Landlord. Tenant may obtain removal of such lien or encumbrance as required hereunder by the deposit procedure set forth in Minnesota Statutes 514.10.

10.  DAMAGE OR DESTRUCTION.

     (a) If the Premises or any part of the Building is damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore the same to its prior existing condition with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage and in good faith, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed 195 days from the date such damage occurred, then either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within 20 days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness and all due diligence to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said 195 days, so long as Landlord shall proceed with reasonable promptness and due diligence; provided, however, that if Landlord shall fail to comply with the obligations of the preceding sentence, Tenant may terminate this Lease by prompt written notice given to Landlord before restoration is complete. Notwithstanding anything to the contrary herein set forth: (i) if any such damage rendering all or a substantial portion of the Premises or Building untenantable shall occur during the last year of the Term, then Landlord or Tenant shall have the option to terminate this Lease by written notice to Tenant or Landlord, as the case may be, within 30 days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such damage; (ii) Landlord shall have no duty to repair or restore any Alterations made by or on behalf of Tenant in the Premises or improvements which are not then building standard improvements; (iii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if any mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration, provided that if Landlord so elects not to restore, Landlord shall terminate this Lease effective as of the date of the damage by notice given to Tenant; and (iv) Tenant shall not have the right to terminate this Lease pursuant to this Section if the damage or destruction was caused by the intentional or negligent act of Tenant, its agents or employees.

     (b) In the event any such fire or casualty renders the Premises or any material portion thereof untenantable and Tenant is not occupying the Premises or said portion thereof, and this Lease is not terminated, then rent with respect to the untenantable portion of the Premises shall abate beginning with the date of such damage and ending with the date when Landlord substantially completes its repair and restoration work. Such abatement shall be in an amount bearing the same ratio to the total amount of rent for such period as the portion of the Premises being repaired and restored by Landlord bears to the entire Premises. In the event of termination of this Lease pursuant to this Section, rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty.

     (c) In the event of any such fire or other casualty, and if this Lease is not terminated, Tenant shall repair and restore any portion of Alterations made by or on behalf of Tenant in the Premises (but not any leasehold improvements which are the property of Landlord), and during any such Period of Tenant's repair and restoration following substantial completion of Landlord's repair and restoration work, rent shall be payable as if said fire or other casualty had not occurred.

11.  INSURANCE.

Tenant, at its sole cost and expense, shall purchase and keep and maintain in force and effect during the Term, insurance under policies issued by insurers of recognized responsibility on its personal property, trade fixtures, furnishings and equipment (but excluding leasehold improvements which are the property of Landlord) protecting Tenant from damage or other loss caused by fire or other casualty including, but not limited to, vandalism and malicious mischief, perils covered by all risk and extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contributory and shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies. At Landlords's request, Tenant shall deliver certificates of insurance evidencing such coverage upon execution hereof and thereafter not less than two business days prior to the expiration date of any such policy.

Landlord shall maintain insurance on the Building against fire and such other risks as may be included in extended coverage insurance from time-to-time available in an amount not less than the greater of 80% of the full insurable value of the Building or the amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies. Such policies shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies.

By this Section, Landlord and Tenant intend that the risk of loss or damage referred to in this Section be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby release each other and agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type referred to in this Section to the extent that coverage is to be provided under this Section. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance of the obligations of Landlord and Tenant under this Lease in connection with loss or damage referred to in this Section.

Tenant shall, at Tenant's expense, maintain during the Term comprehensive public liability insurance, contractual liability insurance and property damage insurance, under policies issued by insurers of recognized responsibility, with limits of not less than either (i) $1,000,000 for personal injury, bodily injury, sickness, disease or death and $500,000 for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence together with umbrella liability limits of $2,000,000 per occurrence; or (ii) $1,000,000 combined single limit for personal injury, bodily injury, sickness, disease or death and damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence together with umbrella liability limits of $2,000,000 per occurrence. Tenant's policies shall name Landlord as additional insureds. At Landlord's request, Tenant shall deliver certificates of insurance evidencing such coverage upon execution hereof and thereafter not less than two business days prior to the expiration date of any such policy.

12. CONDEMNATION.

If all or part to the Premises, Building or Land is taken or condemned by any competent authority for any public or quasi-public use or purpose or if any adjacent property or street is condemned or improved in such manner as to require the use of any part of the Premises or of the Building (including without limitation, accomplishment of the foregoing through a deed in lieu of condemnation), the Term, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be required for such use or purpose and Landlord shall be entitled to receive the entire award without any payment to Tenant (except as specifically provided below), the Tenant hereby assigning to the Landlord the Tenant's interest therein, if any, except for amounts specifically awarded for Tenant's trade fixtures or as a relocation payment or allowance or, to the extent it does not reduce Landlord's award, for loss of business. Current rent shall be apportioned as of the date of such termination. If all or part of the Premises is so taken or part of the Land and Building other than the Premises shall be so taken that Tenant in the exercise of its reasonable business judgment, determines that it no longer will be able to conduct its business from the Premises, Tenant may cancel this Lease and the Term and estate hereby granted by notifying Landlord of such termination within 60 days following the vesting of title; provided, however, that Tenant may not terminate this Lease for loss of parking if Landlord provides comparable and convenient alternate parking. In the event Tenant gives timely notice of termination hereunder, this Lease and the Term and estate hereby granted shall expire on the date specified in the notice of termination, not less than 60 days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the Term of this Lease, and the rent hereunder shall be apportioned as of such date. In the event of condemnation of all or part of the Premises, whether or not this Lease is terminated pursuant to this Section 12, rent shall be partially abated based on the number of square feet of the Premises so taken from the date of taking.

13.  WAIVER OF CLAIMS AND INDEMNITY.

Tenant agrees that, to the extent not expressly prohibited by law, Landlord and its officers agents, servants and employees shall not be be liable for (nor shall rent abate as a result of) any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property sustained by Tenant, its employees, agents, invitees or guests due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about the Building, or due to any act or neglect of any tenant or occupant of the Building or of any other person, unless caused by Landlord's intentional misconduct. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, electricity, sewer gas or odors or by the bursting, leaking or dripping of pipes, faucets and plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind, unless caused by Landlord's intentional misconduct. Tenant further agrees that all of Tenant's personal property in the Premises or the Building shall be at the risk of Tenant only and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Tenant shall protect, indemnify and save Landlord and its officers, agents and employees harmless from and against any and all obligations liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property on the Premises or in or about the Building arising out of or in connection with Tenant's use or occupancy of the Premises or Tenant's activities in the Building, or arising from any act or negligence of Tenant, or its agents, contractors, servants, employees, or invitees.

14.  WAIVERS.

No waiver of any provision of this Lease shall be implied by Landlord's failure to enforce any remedy, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after expiration or termination of the Term or of Tenant's right of possession shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys.

Except as provided in Section 15 hereof, Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

15.  DEFAULTS AND REMEDIES.

If (a) Tenant defaults in the payment of rent or any other sum to be paid by Tenant under this Lease, and (with respect to the first two of such defaults in any 12-month period) such default continues for 10 days after written notice to Tenant, or (b) Tenant defaults in the full and prompt performance of any other obligations of Tenant under this Lease and such default continues for 30 days after written notice to Tenant (or (i) such additional time as is reasonably required to effect such performance, provided that Tenant commences to cure such default within said 30 day period and thereafter proceeds diligently to cure such default within a reasonable period of time, or (ii) immediately upon notice to Tenant if such default involves a hazardous condition), or (c) if the interest of Tenant in this Lease is levied on under execution or other legal process, or (d) if any petition is filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations, or (e) if any petition or answer or legal action is filed to reorganize or modify Tenant's capital structure, if Tenant be a corporation or other entity, or (f) if Tenant is declared insolvent according to law or if any assignment of Tenant's property is made for the benefit of creditors, or (g) if a receiver or trustee is appointed for Tenant or its property, (h) if Tenant abandons the Premises during the Term, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

     (a) Landlord may terminate this Lease and the Term, repossess the Premises and recover damages equal to the value of the Base Rent and rent adjustments for the balance of the Term, less the fair rental value of the Premises for said period, plus any other sums or damages owed by tenant to Landlord.

     (b) Landlord may terminate Tenant's right of possession and repossess the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet all or any part of the Premises, for such rent and upon such terms as shall be satisfactory to Landlord. Notwithstanding the foregoing, where Landlord decides not to pursue its remedy under (a) above, Landlord agrees to exercise reasonable efforts to relet the Premises following repossession, provided that Landlord shall be under no obligation to attempt to place tenants in the Premises to the extent that there is other space available in (i) the Building, (ii) in any other building owned or managed by Landlord or its affiliates (including without limitation Equitable Life Assurance Society of the United States and Equitable Real Estate Company) or (iii) in any other building in which Landlord or its affiliates (including without limitation Equitable Life Assurance Society of the United States and Equitable Real Estate Company) have been appointed as receiver. Landlord may relet all or a part of the Premises for a term greater or lesser than the remaining Term for the same or a different use, and may decorate to make repairs, changes, alterations or additions. If Landlord does not relet the Premises, or if the Premises are relet and a sufficient amount is not received by Landlord after paying all costs and expenses of decorations, repairs, changes, alterations and additions and expenses of reletting and collection of rent to satisfy all amounts to be paid under this Lease, Tenant shall pay to Landlord as damages a sum equal to the amount of the Base Rent and rent adjustments, or if the Premises have been relet, any such deficiency, upon demand. Landlord may sue to recover any sums due under this paragraph and any other sums due under this Lease from time to time. No suit or recovery of any portion due Landlord shall be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord.

Any repossession pursuant to this Section 15 shall be accomplished in accordance with law.

If Landlord fails to perform its maintenance and repair obligations under
Section 8 above and such failure continues for more than 60 days after written notice to Landlord (or if the nature of such default is such that the same cannot reasonably be cured within such 60 day period, then such additional time as is reasonable so long as Landlord commences to cure within such 60 day period and thereafter diligently prosecutes the same to completion) then Tenant may perform such repair or maintenance or provide such services and charge the reasonable and actual costs thereof to Landlord. Landlord shall reimburse Tenant for such costs within 30 days after Tenant notifies Landlord in writing of the amount thereof, and the amount reimbursed shall, to the extent it constitutes reimbursement for costs which would be Operating Expenses if paid by Landlord, constitute Operating Expenses.
If Landlord does not reimburse Tenant within said 30 day period, interest shall thereafter begin to accrue on such amount at the Interest Rate, and Tenant may setoff the actual costs of such maintenance and repair together with interest as above specified against monthly installments of Base Rent next coming due under the terms of this Lease, provided that the maximum amount that may be setoff during any given month shall not exceed 10% of the Base
Rent otherwise due from Tenant with respect to such month. Any such setoff shall, to the extent it represents recoupment of costs which would be Operating Expenses if paid by Landlord, constitute Operating Expenses. Upon request by Landlord, Tenant shall provide Landlord with copies of all contracts, receipts, vouchers and other documentation in connection with such expenditures. Any such cure by Tenant shall be done at the sole risk of Tenant, and Tenant shall indemnify, protect and hold Landlord harmless from any claim, loss, cost or expense arising from injury or death to individuals and/or damage to property growing out of or resulting from Tenant's negligence in undertaking such cure.

16.   SURRENDER OF POSSESSION.

     (a) Before the date the Term expires or Tenant's right of possession otherwise terminates, Tenant shall (i) restore the Premises to the same condition as they were in at the beginning of the Term (except as otherwise provided in Section 9 and 10), ordinary wear and tear excepted, and remove those alterations, improvements or additions installed for or during Tenant's occupancy, whether installed by Landlord or Tenant, which Landlord shall request Tenant to remove pursuant to the provisions of Section 9;
(ii) remove all of Tenant's personal property; and (iii) surrender possession of the Premises to Landlord in a clean condition free of all rubbish and debris.

      (b) If Tenant does not comply with paragraph (a) of this Section, Landlord may enter the Premises, put the Premises in such condition, and recover from Tenant Landlord's cost of doing so.

Any property left in the Premises after expiration or termination of this Lease or after the Premises have been vacated by Tenant will become the property of Landlord to dispose of as Landlord chooses.

17.  HOLDING OVER.

Tenant shall pay to Landlord one and one-half times the Base Rent plus one and one-half times the rent adjustments then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, such holding over shall constitute a renewal of this Lease at the rental rates then prevailing for similar space in the Building for a period of one month. The provisions of this Section shall not operate as a waiver by Landlord of any right of re-entry.

18.  COSTS, EXPENSES AND ATTORNEYS' FEES.

If any action or proceeding is brought by Landlord or Tenant to interpret or enforce the provisions hereof, the prevailing party shall be entitled to recover from the unsuccessful party therein, in addition to all other remedies, all costs incurred by the prevailing party in such action or proceeding, including reasonable attorneys' fees to be fixed by the court having jurisdiction thereof.

19.  COMPLIANCE WITH LAWS.

Tenant will, at its expense, promptly comply with all laws, ordinances, rules, orders, regulations and other requirements of governmental authorities now or subsequently pertaining to the Premises, except that the Tenant shall not hereby be under any obligation (i) to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of Tenant's specific use, a condition which has been created by, or at the instance of, the Tenant, or is required by reason of a breach of any of the Tenant's covenants and agreements hereunder or (ii) to make the modifications described in clause (i) of Paragraph 2 of the Rider. Tenant will pay any taxes or other charges by any governmental authority on Tenant's property or trade fixtures in the Premises or relating to Tenant's use of the Premises.

20.  RIGHTS RESERVED BY LANDLORD.

Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage, eviction, disturbance of Tenant's use or possession, or abatement of rent:

     (a) To name the Building and to change the Building's name or street address.

     (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

     (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

   (d) On reasonable prior notice to Tenant, to show the Premises to prospective tenants at reasonable hours during the last 12 months of the Term and, if vacated during such period to decorate, remodel, repair or otherwise prepare the Premises for re-occupancy without affecting Tenant's obligation to pay rent.

   (e) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Landlord.

   (f) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, enter the Premises, temporarily close doors, entryways, public space and corridors, and upon prior oral or written notice to Tenant (except where Landlord in good faith determines that notice is not prudent), temporarily interrupt Building services and facilities, all without abatement of rent or affecting any of Tenant's obligations, so long as the Premises are reasonably accessible.

   (g) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it.

   (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, if it does not exclude Tenant's permitted use of the Premises.

   (i) To approve the weight, size and location of safes and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to overload the floors of the Premises), and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall reasonably direct. Any damages done to the Building or Premises or to other tenants in the Building by taking in or putting out safes, furniture and other items, or from overloading the floor in any way, shall be paid by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in the freight elevators and at such times as the management of the Building shall require. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

21. ESTOPPEL CERTIFICATES.

Tenant agrees that from time to time upon not less than 10 days' prior request by Landlord, Tenant shall deliver to Landlord a statement provided by Landlord certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which the rent and other charges have been paid; (c) that neither Landlord nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (d) that there are no offsets or defenses to the payment of Base Rent, additional rent or any other sums payable under this Lease or, if there are any such offsets or defenses, specifying such in detail.

22. RULES AND REGULATIONS.

Tenant shall observe and comply with the rules and regulations set forth in Exhibit C attached to this Lease, and with such reasonable modifications and additions as Landlord may make for the safety, care and cleanliness of the Building and Premises and for the preservation of good order. Landlord shall not be liable to Tenant for violations of such rules and regulations by any other tenant and any other person.

23. RELOCATION. INTENTIONALLY OMITTED

24. ASSIGNMENT AND SUBLETTING.

Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, (i) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (ii) permit any assignment of this Lease, or any part thereof, by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents and employees. Tenant shall, by notice in writing, advise Landlord of any intention to assign this Lease or to sublet all or any part of the Premises. Tenant's notice shall include all of the terms of, and consideration for, the proposed assignment or sublease, the proposed effective date, the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease and any other related agreements.

The parties have agreed that the following shall be Landlord's exclusive reasonable grounds for withholding such consent:

     (a) the proposed transferee is not in keeping with the caliber and mix of other tenants in the Building or,

     (b) The net worth and financial standing of the proposed transferee is not at least as strong as the greater of (1) Tenant's net worth and financial standing at the date of this Lease and (2) Tenant's net worth and financial standing at the date of such assignment or subletting, and Landlord is not otherwise reasonably satisfied with the net worth and financial standing of such proposed tenant.

Any change in the ownership of Tenant, by sale, assignment, operation of law or otherwise, resulting in a change in the present control of such corporation, shall be deemed to be an assignment within the meaning of this Section, except (i) where such change in control occurs as the result of a public stock offering or (ii) Fingerhut Companies, Inc. and/or its Affiliates control Tenant following the change. For purposes hereof, the word "control" shall mean ownership of 50% or more of the voting interests in such entity.

Notwithstanding the above provisions of this Section 24, Tenant may, upon prior written notice to Landlord (which notice shall include the terms of the proposed assignment or sublease and the indemnity of the proposed assignee or sublessee), but without the consent of Landlord, assign or sublease the Premises to an Affiliate (as hereinafter defined) of Fingerhut Companies, Inc., except where any such Affiliate:

     (a) is a government agency or other governmental entity (or subdivision or agency thereof);

     (b)    is a civic or charitable organization or entity; or

     (c)    will be involved in any of the following type of office uses:

     (i)    hair care;

     (ii) medical dental chiropractic, counseling or similar types of disciplines or practices; or

     (iii) other office uses which include the providing of services and/or products to customers who visit the Premises to obtain such services and/or products, specifically excluding insurance, accounting and legal services.

"Affiliate" means any entity controlled by, controlling or under common control with another entity. For purposes hereof the words "control", "controlled by" and "under common control with" shall mean the ownership of fifty percent or more of the voting interests in such entity.

No subletting or assignment shall release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable. Without limitation of the foregoing and notwithstanding any one or more assignments of this Lease or subletting of the Premises, (i) Fingerhut Financial Services Corporation shall remain liable under this Lease and all of the terms and provisions hereof, including, without limitation, the obligations to pay Base Rent, Taxes and Operating Expenses, damages and all amounts payable pursuant to Section 15 above, and all obligations which survive termination of this Lease, (ii) notwithstanding the continuing liability of Fingerhut Financial Services Corporation hereunder, Landlord may deal exclusively with Tenant from time to time, and no notice to, consent of or other action shall be required with respect to Fingerhut Financial Services Corporation, except that Landlord agrees to send Fingerhut Financial Services Corporation a copy of any notice of tenant default required to be given to Tenant hereunder where Fingerhut Financial Services Corporation has provided Landlord with written notice of Fingerhut Financial Services Corporation's current address and Fingerhut Financial Services Corporation shall have the same cure rights as Tenant hereunder with respect to such default, and (iii) no action, omission, forbearance, amendment, agreement, occurrence or thing which, but for this provision, would release or discharge Fingerhut Financial Services Corporation from any liability or obligation imposed by this Lease shall effect such a release or discharge. If after assignment of this Lease by Fingerhut Financial Services Corporation, Landlord and Tenant amend this Lease, Fingerhut Financial Services Corporation shall not be liable under any amendment to this Lease to the extent it imposes any obligation or liability beyond those imposed by this Lease at the time of the assignment by Fingerhut Financial Services Corporation. If after any assignment of this Lease, this Lease is terminated or Tenant is dispossessed pursuant to the default and termination provisions of this Lease, Fingerhut Financial Services Corporation shall remain liable for all obligations under this Lease (except to the extent above provided with respect to amendment) following its termination or the dispossession of Tenant, or both. If this Lease is rejected or any rental or other obligation hereunder is discharged or reduced in any bankruptcy or insolvency proceedings involving any Tenant other than Fingerhut Financial Services Corporation, then notwithstanding such rejection, discharge or reduction, Fingerhut Financial Services Corporation shall be obligated under this Lease to the same extent as it would have been liable if this Lease had been in effect until the date of such rejection, discharge or reduction, and had, on that date, been terminated in accordance with Section 15 above. Tenant may not enter into any assignment or sublease if Tenant is then in default under the terms of this Lease. Any subtenant or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all provisions of this Lease to the extent of the space sublet or assigned, and any such assignee also shall have the continuing liability imposed hereunder with respect to Fingerhut Financial Services Corporation. Tenant shall deliver such agreement to Landlord promptly after execution, together with an executed copy of such sublease or assignment. Tenant shall pay to Landlord, on demand, all reasonable costs incurred by Landlord (including fees paid to consultants and attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant. Any sale, assignment, mortgage, transfer, or subletting of this Lease not in compliance with this Section shall be void.

25. NOTICE.

All notices, demands, approvals and consents which may or are required to be given by one party to the other under this Lease shall be in writing and shall be delivered personally or by a nationally-recognized air courier service or mailed by United States certified mail, postage prepaid, (a) if for the Tenant, addressed to the Tenant at the Premises or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for the Landlord, addressed to:

         The Equitable Life Assurance Society of the United States c/o Equitable Real Estate Investment Management, Inc.
         455 Cityfront Plaza Drive, Suite 3200
         Chicago, Illinois 60611
         Attention: Regional Vice President - Asset Management

    With a copy to:

    Equitable Real Estate Investment       COMPASS Management and
     Management, Inc.                      Leasing, Inc.
    3414 Peachtree Road, N.E.              600 So Hwy 169, Suite 1585
    Atlanta, Georgia 30326                 St. Louis Park, MN 55426

or at such other place as Landlord may from time to time designate by notice to Tenant. Mailed notices shall be deemed given upon posting in the United States mails.

26.  CONVEYANCE BY LANDLORD.

If Landlord or any successor owner of the Premises shall convey or otherwise transfer the Premises to another party, the other party shall become Landlord under this Lease and shall assume all liabilities and obligations of this Lease to be performed by Landlord which first arise after the date of conveyance or transfer, and the conveying or transferring Landlord shall, from and after the date of conveyance, be free of all liabilities and obligations relating to the period after said date.

27.  SUBORDINATION OF LEASE.

The rights of the Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases and underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgages now or hereafter in force against such leases, the Land or the Building, or all of them, and to all advances made or hereafter to be made, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof, provided that Tenant shall not be disturbed in its possession of the Premises and its other rights hereunder as long as Tenant is not in default under this Lease. This Section is self-operative and no further instrument of subordination shall be required. Any mortgagee may, however, elect to have this Lease be superior to its mortgage. At Landlord's request, Tenant shall execute a document in recordable form confirming that this Lease is subordinate (or at the mortgagee's election, superior) to any mortgage, provided that such document provides that Tenant shall not be disturbed in its possession of the Premises and its other rights under this Lease so long as Tenant is not in default thereunder. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such documents where Tenant fails to execute any such documents within 10 days after request. Tenant, at the option of any mortgagee, agrees to attorn to such mortgagee in the event of a foreclosure sale or deed in lieu thereof.

28.  BROKERS.

Tenant and Landlord each represent and warrant to each other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than COMPASS Management and Leasing, Inc. and CB Commercial Real Estate Group, Inc. in the negotiation or making of this Lease, and Tenant and Landlord agree to indemnify and hold harmless the other from the claim or claims of any other broker or brokers claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party in connection with this lease transaction.

29.  SECURITY DEPOSIT.

As additional security for the full and prompt performance by Tenant of all Tenant's obligations under this Lease, Tenant has upon execution of this Lease paid to Landlord (and will during the Term maintain on deposit) the amount of $0, which sum may be used, retained or applied, in whole or in part, by Landlord for the purpose of curing any defaults of Tenant. Landlord shall not, unless required by law, keep the security deposit separate from its general funds or pay interest thereon to Tenant. If Tenant has not defaulted hereunder and if Landlord has not used, retained or applied the security deposit to any defaults, then the security deposit or any portion thereof not so applied by Landlord shall be paid in cash to Tenant at the termination of this Lease or any extensions or renewals thereof. If any part of the security deposit is used, retained or applied for the curing of any defaults, Tenant shall within 10 days after written demand deposit with Landlord an amount of cash sufficient to restore the original security deposit. The use of any part of the security deposit shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recovery.

30.  MISCELLANEOUS.

     (a) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

     (b) All payments due from Tenant shall be considered as rent, and if not paid when due shall bear interest from such date until paid at the rate of 2% per annum in excess of the corporate base rate in effect from time to time at The First National Bank of Chicago (unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged).

     (c) The word "Tenant" means Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes are deemed made to apply either to corporations, partnerships or individuals, men or women.

     (d) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to Section 24.

     (e) All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

     (f) Submission of this instrument for examination shall not bind Landlord in any manner, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

     (g) No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     (h) Sectional headings in this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

     (i) The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not offset or impair any other provision. If any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other of which would make the provision valid, then the provision shall have the meaning which renders it valid.

     (j) Nothing contained in this Lease shall be deemed or construed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     (k) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

     (l) All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord's officers, shareholders, directors, partners, agents and employees.

     (m)  Time is of the essence of this Agreement.

     (n) Landlord covenants that it has the right to make this Lease for the Term aforesaid and covenants that if Tenant shall pay the rent and perform all of the covenants, terms and conditions of this Lease to be performed by Tenant, Tenant shall, during the Term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises.

     (o) Tenant covenants that it has the right to make this Lease for the Term aforesaid.


31.  EXCULPATION.

     Any obligation of Landlord, or its agent, under or with respect to this Lease or the Building shall be enforceable only against and payable out of Landlord's interest in the Building and Land, including the rents, issues and profits therefrom. Neither Tenant nor any other person shall have or may assert any right, recourse or remedy to or against Landlord or its agent or any assets of Landlord, except to the extent (if any) of their respective interests in the Building and Land. No officer, shareholder, director, employee, partner, trustee or beneficiary of Landlord or its agent assumes or shall have any personal liability of any kind whatsoever under this Lease.

32.  COMMON AREAS.

     Tenant shall have the non-exclusive right to use all common areas as may be reasonably necessary for use of the Premises including, without limitation, to the extent that the following exist from time to time, common parking areas, lobbies, elevators, stairways and accessways, restrooms, loading docks, drives, plazas and the common pipes, conduits, wires and appurtenant equipment necessary to service the Premises and all other areas designated from time to time by Landlord for the common use of tenants of the Building. Landlord reserves the right from time to time without unreasonable interference with Tenant's use of the Premises to (i) make repairs and replacements to the common areas or portions thereof, (ii) close temporarily common areas for maintenance purposes and (iii) use common areas while engaged in making improvements, repairs or alterations to the Building or any portion thereof.

                                     LANDLORD:

                                     THE EQUITABLE LIFE ASSURANCE
                                     SOCIETY OF THE UNITED STATES

                                     By: /s/ Michael Lunder
                                     -----------------------------------

                                              MICHAEL LUNDER
                                     --------------------------------------
                                     PRINT NAME

                                              INVESTMENT OFFICER
                                     --------------------------------------
                                     (Title)


                                     TENANT:

                                     FINGERHUT FINANCIAL SERVICES CORPORATION


                                     By: /s/ Ronald N. Zebeck
                                     -----------------------------------

                                              Ronald N. Zebeck
                                     -------------------------------------
                                     PRINT NAME

                                              President FFS
                                     -------------------------------------
                                     (Title)

                                    CERTIFICATE

                            (If Tenant is a corporation)

     As Assistant Secretary of the Tenant named in the foregoing Lease, I hereby certify that the officer executing the foregoing Lease on behalf of Tenant was duly authorized to act in his/her capacity as president of the corporation, and his/her action is the action of Tenant.


                                   /s/ Robert C. Kieffer
                                   -------------------------------------
                                   Assistant Secretary

                              RIDER TO LEASE AGREEMENT

     THIS RIDER to Lease Agreement is attached to and forms a part of that certain Lease dated________________,1995, by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation, ("Landlord") and FINGERHUT FINANCIAL SERVICES CORPORATION, a Minnesota corporation, ("Tenant"), as the same shall modify, amend, supplement or alter the terms and provisions of said Lease Agreement and by these presents shall be incorporated therein by reference and form a part thereof for all purposes.

     In consideration of the Premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto further mutually agree as follows:

1. RENT. For the period beginning September 1, 1995 and ending November 30, 1995 the Base Rent shall be a flat amount of Twelve Thousand and 00/100 Dollars ($12,000.00) per month and shall not be subject to any adjustment per Paragraph 3 of the Lease.

     For the period December 1, 1995 through November 30, 2000,
     Base Rent shall be:
     $29,795.00 per month     $357,540.00 per annum
     Adjustable as described in Paragraph 3 of the Lease.


2. IMPROVEMENTS. Landlord shall make (i) such modifications to the Premises as are required by the Americans With Disability Act of 1990 (the "Act") as of the date of this Lease; provided, however, that Tenant shall be responsible for any and all modifications required under the Act as the result of Tenant alterations or improvements made as part of Tenant's Work and subsequent to the Tenant's Work, and (ii) such modifications to the Premises as are required above the ceiling by local and state code; provided, however, that Tenant shall be responsible for (1) all code compliance work below the ceiling of the Premises, other than as specified above with respect to the Act, and (2) any and all modifications required by code as the result of Tenant alterations or improvements made subsequent to Tenant's Work. Landlord's obligations under the preceding sentence are hereinafter referred to as "Landlord's Work". Landlord's Work shall be provided at Landlord's cost, without contribution by Tenant through the Tenant Allowance (as hereinafter defined), Operating Expenses or otherwise, subject to the other provisions of this Paragraph 2. With the exception of Landlord's Work and the Tenant's Work to be provided pursuant to the below provisions of this Paragraph 2, the Premises are leased to Tenant "as is" without any obligation of Landlord to make improvements or alterations of any kind.

Promptly after full execution of this Lease, Landlord shall obtain all permits necessary for construction of the Tenant's Work, and thereafter shall cause Tenant's Work (as hereinafter defined) to be constructed in a good and workmanlike manner, lien free, and in accordance with the plans which have been approved by Landlord and Tenant and are attached hereto as Exhibit D (the "Approved Plans") and all legal requirements. Landlord shall exercise reasonable efforts to cause the Tenant's Work to be completed by the commencement of the Term, but Landlord shall not be liable for the failure to achieve said date (beyond abatement of rent where said abatement is provided for under

Section 6 of the Lease). "Tenant's Work" means the work contemplated by the Approved Plans other than the Landlord's Work as described above. To the extent required by Tenant in writing a reasonable time before subcontracts are to be let, Landlord shall obtain competitive bids for all subcontracts involving amounts over $5,000, and shall accept the lowest responsible bid. Landlord shall prepare and submit to Tenant from time to time lists of the subcontractors from whom Landlord intends to solicit bids, and such subcontractors shall be deemed approved by Tenant except to the extent objected to in writing by Tenant, with reasons stated, within five (5) business days after receipt of each such list, and Landlord shall not use subcontractors to whom Tenant makes timely objection. In addition, Landlord shall from time to time consider the written requests of Tenant for additions to or deletions from the list of acceptable subcontractors.

Landlord shall make monthly payments to suppliers and subcontractors for Tenant's Work in accordance with the following procedures: At least three (3) business days prior to making any such monthly payments, Landlord shall provide Tenant with a written schedule specifying the names of the subcontractors and suppliers to be paid, the amounts they are to be paid, and the date Landlord intends to make payment. Landlord shall be entitled to make payments in accordance with such schedule except to the extent objected to in writing by Tenant, with reasons stated, prior to the payment date indicated in Landlord's schedule. To the extent Landlord so withholds payments to subcontractors or suppliers in compliance with Tenant's request, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims by subcontractors or suppliers that the withholding of any such payments was improper in whole or in part.

Tenant shall be entitled to inspect the progress of the Tenant's Work at all reasonable times during construction in order to verify conformance with the Approved Plans so long as Tenant does not unreasonably interfere with the construction of Tenant's Work.

Following the fulfillment of Landlord's responsibilities under Section 7 of the Lease, Landlord shall assign to Tenant all contract rights of Landlord relating to Tenant's Work and all warranties of architects, engineers, suppliers, contractors and subcontractors for Tenant's Work. Landlord makes no warranties, express or implied, with respect to Tenant's Work.

Landlord will provide a "Tenant Allowance" of $267,885 for the Tenant's Work. If the Tenant's Work Costs (as hereinafter defined) exceed the amount of the Tenant Allowance, Tenant shall pay to Landlord, promptly as billed, an amount equal to all Tenant's Work Costs in excess of the Tenant Allowance. If the Tenant's Work Costs do not exceed the amount of the Tenant Allowance, upon prior written notice from Tenant, Landlord agrees to apply the remainder, if any, of such amounts, without interest, for Tenant's use in connection with future permitted improvements to the Premises by Tenant, through November 30, 1999. At that time any unused portion shall no longer be available to Tenant. "Tenant's Work Costs" mean the sum of (i) 12% of all amounts paid by Landlord to subcontractors and suppliers for the Tenant Improvement plus (ii) all other costs incurred by Landlord in constructing the Tenant's Work, including, without limitation, permit fees, contractor's fees, demolition, HVAC and sprinkler costs, and the costs of all materials and supplies incorporated into the Tenant's Work, but excluding the cost of Landlord's Work.

In implementing the foregoing procedures, the parties shall (i) deal with each other in good faith, (ii) not unreasonably withhold or delay consents or approvals, and (iii) proceed in knowledge that a Construction Completion Date not later than September 1, 1995 is important to both parties.

3. OPTION TO TERMINATE. Provided that Tenant is not in default under the covenants or provisions of the Lease, Tenant shall have the option to terminate the Lease effective at the end of the 45th month of the Term (the "Effective Date") by giving Landlord written notice of exercise not less than 9 months prior to the Effective Date and enclosing the Termination Charge of $105,000. No notice of termination under this Paragraph 3 shall be effective unless accompanied by payment of the Termination Charge. Following any termination pursuant to this Paragraph, Landlord and Tenant shall execute an agreement which acknowledges such termination and specifies the Effective Date.

    IN WITNESS WHEREOF, Landlord and Tenant respectively have executed this Rider to Lease Agreement this _______________ day of _________________, 1995.


                                       LANDLORD:

                                       THE EQUITABLE LIFE ASSURANCE
                                       SOCIETY OF THE UNITED STATES


                                       By: /s/ Michael Lunder
                                           ------------------------------------

                                       Michael Lunder
                                       ----------------------------------------
                                       PRINT NAME

                                       Investment Officer
                                       ----------------------------------------
                                       (Title)


                                       TENANT:

                                       FINGERHUT FINANCIAL SERVICES CORPORATION


                                       By: /s/ Ronald N. Zebeck
                                           ------------------------------------

                                       Ronald N. Zebeck
                                       ----------------------------------------
                                       PRINT NAME

                                       President
                                       ----------------------------------------
                                       (Title)

EXHIBIT A

SUITE 1800
APPROXIMATELY
17,859 RENTABLE
SQUARE FEET





                                  [FLOOR PLAN]

                                    EXHIBIT B

                          DESCRIPTION OF LAND ON WHICH
                   INTERCHANGE TOWER AND INTERCHANGE SOUTH
                                   ARE LOCATED

                 LEGAL DESCRIPTION FOR INTERCHANGE TOWER/SOUTH

Parcel 1:

Lot 2, Block 7, Shelard Park, AND that part of Lot 1, Block 7, Shelard Park, lying Easterly of a line drawn from a point on the North line of said lot distance 64.51 feet Westerly of the Northeast corner of said Lot to a point on the South line of said Lot distant 68.97 feet Westerly of the Southeast corner of said Lot, according to the plat of Shelard Park on file and of record in the office of the Register of Deeds in and for said County and State.

Parcel 2:

Reciprocal easement in favor of Parcel 1 for pedestrian passageway and arcade over that part of Lot 3, Block 7, Shelard Park described as follows:
Commencing at the Northeast corner of Lot 2, Block 7, Shelard Park, thence on an assumed bearing of North 88 degrees, 6 minutes West along the North line of Lot 2 a distance of 180.24 feet to the point of beginning of the parcel of land to be described; thence North 46 degrees 54 minutes East a distance of
61.46 feet; thence North 1 degree 54 minutes East a distance of 40.43 feet; thence North 88 degrees 6 minutes West a distance of 12.17 feet; thence South 1 degree 54 minutes West a distance of 33.71 feet; thence South 46 degrees 54 minutes West a distance of 70.97 feet more or less to the North line of Lot 2, thence Easterly to the point of beginning, as set forth in Document No. 4071903.

Parcel 3:

An easement in favor of Parcel 1 for driveway purposes over that part of Lot 4, Block 7, Shelard Park, lying Northerly of a line run from a point on the Northwesterly line of Lot 4, distant 110 feet Southwesterly from the most Northerly corner of said Lot 4, to a point on the Easterly line of said Lot 4, distant 105 feet Southerly from the most Northerly corner of said Lot 4, and lying Southerly of a line run from a point on the Northwesterly line of Lot 4, distant 69 feet Southwesterly from the most Northerly corner of said Lot 4, to a point on the Easterly line of said Lot 4, distant 66 feet Southerly from the most Northerly corner of said Lot 4, as set forth in Document No. 4070549.

Parcel 4:

An easement in favor of Parcel 1 32 feet in width for driveway purposes running in an east and west direction across Lot 4, Block 7, Shelard Park, the Southerly line of said easement runs from a point on the Northwesterly line of Lot 4, distant 515.2 feet Southwesterly from the most Northerly corner of said Lot 4, to a point on the Easterly line of said Lot 4, distant 418.5 feet Southerly from the most Northerly corner of said Lot 4, as set forth in Document No. 4070550.

Parcel 5:

Easement in favor of Parcel 1 for purposes of construction and maintenance of a pedestrian concourse building over the following described premises.

That part of the utility and drainage easement on Lots 2 and 3, Block 7, Shelard Park lying within the following described parcel:

Commencing at the Northeast corner of Lot 2, Block 7, Shelard Park, thence on an assumed bearing of North 88 degrees 6 minutes West along the North line of Lot 2 a distance of 180.24 feet to the point of beginning of the parcel of land to be described; thence North 46 degrees 54 minutes East a distance of 11 feet; thence North 88 degrees 6 minutes West a distance of 18.89 feet; thence South 46 degrees 54 minutes West a distance of 22 feet; thence South 88 degrees 6 minutes east a distance of 18.89 feet; thence North 46 degrees 54 minutes East a distance of 11 feet more or less to the point of beginning, except that portion lying below the bottom of the footings of said buildings constructed above said easement, as set forth in Document No. 4079834.

Parcel 6:

Lot 3, Block 7, Shelard Park.

Parcel 7:

Reciprocal easement in favor of Parcel 6 for pedestrian passageway and arcade over that part of Lot 2, Block 7, Shelard Park described as follows:
Commencing at the Northeast corner of Lot 2, Block 7, Shelard Park, thence on an assumed bearing of North 88 degrees 6 minutes West along the North line of Lot 2 a distance of 180.24 feet to the point of beginning of the parcel of land to be described; thence South 46 degrees 54 minutes West a distance of
61.39 feet; thence South 1 degree 54 minutes West a distance of 28.29 feet; thence North 88 degrees 6 minutes West a distance of 30.19 feet; thence South 46 degrees 54 minutes West a distance of 31.11 feet; thence North 43 degrees 6 minutes West a distance of 12.00 feet; thence North 46 degrees 54 minutes East a distance of 120.50 feet more or less to the North line of Lot 2, thence Easterly to the point of beginning.

Parcel 8:

Easement in favor of Parcel 6 for purposes of construction and maintenance of a pedestrian concourse building over the following described premises:

That part of the utility and drainage easement on Lots 2 and 3, Block 7, Shelard Park lying within the following described parcel:

Commencing at the Northeast corner of Lot 2, Block 7, Shelard Park, thence on an assumed bearing of North 88 degrees 6 minutes West along the North line of Lot 2 a distance of 180.24 feet to the point of beginning of the parcel of land to be described; thence North 46 degrees 54 minutes East a distance of 11 feet; thence North 88 degrees 6 minutes West a distance of 18.89 feet; thence South 46 degrees 54 minutes West a distance of 22 feet; thence South 88 degrees 6 minutes East a distance of 18.89 feet; thence North 46 degrees 54 minutes East a distance of 11 feet more or less to the point of beginning, except that portion lying below the bottom of the footings of said buildings constructed above said easement, as set forth in Document No. 4079834.

                                   EXHIBIT C

                             RULES AND REGULATIONS

     To the extent that there is any inconsistency between the provisions of the Lease and these Rules and Regulations, the provisions of the Lease shall control. For purposes of these Rules and Regulations, the term Tenant means Tenant and the employees, agents, visitors or licensees of Tenant.

(1) The sidewalks, walks, entries, corridors, concourses, ramps, staircases, escalators and elevators shall not be obstructed or used by Tenant for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the consent of Landlord.

(2) No freight, furniture or bulky matter will be received into the Building or carried into the elevators except as may be approved by Landlord. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

(3) Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building except seeing-eye dogs.

(4) Tenant shall not place, or cause to be placed, any sign or lettering in the windows of the Premises. Tenant shall not place any sign or lettering in or about the Premises on multi-tenant floors which are visible from public lobbies or corridors except in and at such places as may be designated by Landlord and consented to by Landlord in writing. All lettering and graphics on corridor doors on multi-tenant floors shall conform to the standard prescribed by Landlord.

(5) Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

(6) Any person in the Building will be subject to identification by employees and agents of Landlord. All persons in leaving or entering the Building shall be required to comply with the security policies of the Building. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss, or damage. Landlord shall not be responsible for the theft, loss, or damage of any property.

(7) Tenant shall not do any cooking (other than microwave heating of food for employees) or conduct any restaurant, luncheonette, automat, or cafeteria for the sale of food, or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord.

(8) Tenant shall not without Landlord's prior written approval bring or permit to be brought or kept in or on the Premises any flammable, combustible, corrosive, caustic, poisonous, or explosive substance, or cause or permit any odors to permeate in or emanate from the Premises.

(9) No additional locks or bolts of any kind shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect without the consent of Landlord. Any additional locks or bolts shall be consistent with Landlord's security system in the Building. If Landlord permits Tenant to have additional locks, Tenant shall furnish Landlord the keys and combinations of such locks. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys shall be returned to Landlord upon termination of the Lease. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use.

(10) Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation, or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

(11) The requirements of Tenant will be attended to only upon application at the office of Landlord in the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

(12) No awnings, draperies, shutters, or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant except as otherwise provided for therein.

(13) Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building, and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building other than in accordance with a written agreement of Landlord and Tenant.

(14) The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant shall be borne by Tenant. No person shall waste water by interfering or tampering with the faucets or otherwise.

(15) Tenant shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.


(16) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising. In no event shall Tenant, without the prior written consent of Landlord, use the name of the Building or use pictures or illustrations of the Building.

(17) Except in connection with the Tenant's Work or any other leasehold improvements which have been approved by Landlord under the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No coring, boring, driving of nails or screws, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord.

(18) Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others, without Landlord's prior permission.

(19) Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

(20) Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location in the Premises.

(21) Tenant shall at all times keep the Premises neat and orderly.

(22) All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, by contractors approved by Landlord and subject to the direction of Landlord. Landlord reserves the right to control access to telephone cabinets and limit access to vendors or contractors specified by Landlord. Tenant shall pay all costs in connection with installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees. Upon expiration of the Term hereof, by lapse of time or otherwise, Tenant shall, if requested by Landlord, remove all telephone cables and related wiring installed by Tenant for and during Tenant's occupancy.

                           EXHIBIT D

                        APPROVED PLANS

STAIRS
  Police stairs removing litter                                 Daily
  Dust rails and ledges, spot clean walls, and damp mop         Weekly

RESTROOMS
  Clean and sanitize fixtures, mirrors, counters; polish
   chrome; mop floors; refill dispensers; empty trash           Daily
  Dust and clean all return air vents                           Weekly
  Wash all restroom partitions on both sides                    Weekly
  Wash all ceramic tile walls by hand                           6 X Year
  Machine scrub all restroom floors using a germicidal
   disinfectant                                                 6 X Year

CAFETERIA
  Empty all waste receptacles and remove trash to
   designated area                                              Daily
  Fully vacuum all carpet from wall to wall                     Daily
  Wet mop entire hard surface area                              Daily
  Using push brooms, sweep all open areas                       Daily
  Clean inside and out of all refrigerators and
   microwave ovens                                              Daily
  Damp wipe all cafeteria and lunch room tables                 Daily
  Damp wipe all cafeteria and lunch room chairs                 Daily

SUPERVISION
  Non-working supervisor                                        Daily

GENERAL OFFICE
  Empty all waste receptacles and remove trash to designated
   area                                                         Daily
  Damp wipe wastebaskets                                        Weekly
  Empty and damp wipe ashtrays                                  Daily
  Brush all upholstered furniture                               Weekly
  Dust and spot clean all furniture, fixtures, equipment,
   and accessories                                              Daily
  Dust high and low areas (pictures, clocks, partition
   tops, etc.)                                                  Weekly
  Spot clean all walls, light switches, and doors               Daily
  Spot clean partitions and door glass                          Daily
  Dust wipe all telephones, including ear and mouth pieces      Weekly
  Vacuum carpeted floors, spot clean and edge as required       Daily
  Dust and/or vacuum venetian blinds                            Monthly
  Clean and sanitize all sinks and wipe dry                     Daily
  Interior window cleaning                                      Annually
  Exterior window cleaning                                Semi-Annually